Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "OICCO ACQUISITION IV, INC.", CHANGING ITS NAME FROM "OICCO ACQUISITION IV, INC." TO "VAPARIA CORPORATION", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF AUGUST, A.D. 2014, AT 5:27 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4768078 8100

AUTHENTICATION: 1633177

141088438

DATE: 08-19-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:11 PM 08/19/2014
FILED 05:27 PM 08/19/2014
SRV 141088438 - 4768078 FILE

CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
OICCO ACQUISITION IV, INC.
(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the President of OICco Acquisition IV, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was adopted by the Corporation's Board of Directors and its stockholders as hereinafter described:

RESOLVED: Article FIRST of the Amended and Restated Certificate of Incorporation of this Corporation, as amended, is hereby amended by deleting it in its entirety and replacing it with the following:

"FIRST: The name of this corporation shall be "VapAria Corporation."

The foregoing resolution and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the directors of the Corporation dated August 19, 2014 in accordance with Section 141 of the Delaware General Corporation Law, and by the holders of at least a majority of the outstanding shares of the Corporation's voting stock pursuant to a written consent dated August 19, 2014 in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, has executed this Certificate of Amendment to the Corporation's Amended and Restated Certificate of Incorporation as of August 19, 2014.

OICco Acquisition IV, Inc.

By: ______________________
William Bartkowski, President